Exhibit 10.4
SECURITIES EXCHANGE AGREEMENT
This Securities Exchange Agreement (“Agreement”) is made and entered into as of April 23, 2007 between JMAR Technologies, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).
RECITALS
A. Whereas, Laurus currently owns 145,602 shares of the Company’s Series G Cumulative Convertible Preferred Stock (with a stated value of $1,456,020) and 639,398 shares of Series I Cumulative Convertible Preferred Stock (with a stated value of $6,393,980) (“the Preferred Stock”); and
B. Whereas, the Company desires to issue 1,500,000 shares of its Common Stock (the “Shares”) in exchange for a portion of the shares of Series G and Series I Preferred Stock, on the terms and conditions set forth in this Agreement;
Now, therefore, the parties agree as follows:
AGREEMENT
1. EXCHANGE OF COMMON STOCK FOR PREFERRED STOCK.
1.1 Agreement to Exchange Shares. At the Closing, the Company agrees to issue to Laurus 1,500,000 shares of Common Stock (the “Shares”) in exchange for and in cancellation of i) 19,475.4 shares of Series G Preferred Stock, with a stated value of $194,754.00, and ii) 1,899.6 shares of Series I Preferred Stock, with a stated value of $18,996.00. Following this exchange, Laurus shall retain a total of 125,565.6 shares of Series G Preferred Stock, with a stated value of $1,255,656, and 637,498.4 shares of Series I Preferred Stock, with a stated value of $6,374,984.
1.2 Payment of Redemption Payments. As a result of the payment of the Shares, a total of $213,750 shall be applied to pay the monthly redemption payments owing under the Preferred Stock in chronological order as follows: (i) the entire monthly redemption amounts ($27,822 per month) owing under the Series G Preferred Stock for the months of February through August, 2007 (for a total of $194,754), and (ii) $18,996 of the redemption amount owing under the Series I Preferred Stock for the month of August, 2007.
2. CLOSING.
Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof or at such other time or place as the Company and Laurus may mutually agree (such date is hereinafter referred to as the “Closing Date”).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company hereby represents and warrants to Laurus as follows:
3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets, and to carry on its business as currently conducted and as presently proposed to be conducted.
3.2 Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance and delivery of all of the Shares has been taken, and this Agreement constitutes, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
3.3 Valid Issuance of Stock. Upon delivery of the Shares at the Closing, the Shares will be duly authorized and validly issued, fully paid and nonassessable.
4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF LAURUS.
Laurus hereby represents and warrants to, and agrees with, the Company as follows:
4.1 Authorization. This Agreement constitutes Laurus’ valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Laurus represents that it has full power and authority to enter into this Agreement.
4.2 Purchase for Own Account. The Shares to be issued to Laurus hereunder will be acquired for investment for Laurus’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act (other sales pursuant to Rule 144(k)).
4.3 Disclosure of Information. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be received by Laurus under this Agreement. Laurus further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Laurus or to which Laurus had access.

4.4 Accredited Investor Status. Laurus is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.
5. CONDITIONS TO LAURUS’ OBLIGATIONS AT CLOSING.
The obligations of Laurus under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
5.1 Representations and Warranties True. The representations and warranties of the Company contained in Section 3 shall be true and correct on the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.
The obligations of the Company under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
6.1 Representations and Warranties. The representations and warranties of Laurus contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
6.2 Performance. Laurus shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein
7. GENERAL PROVISIONS.
7.1 Survival of Warranties. The representations, warranties and covenants of the Company and Laurus contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Laurus or the Company, as the case may be.
7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.

7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.
7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Laurus at the address set forth on the signature page hereto for, with a copy in the case of Laurus to John E. Tucker Esq. 825 Third Avenue, New York, NY 10022, facsimile number (212) 541-4434, or at such other address as the Company or Laurus may designate by ten days advance written notice to the other parties hereto.
7.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
IN WITNESS WHEREOF, the parties hereto have executed this Securities Exchange Agreement as of the date set forth in the first paragraph hereof.

JMAR Technologies, Inc.	Laurus Master Fund, Ltd.

By: /s/ C. NEIL BEER	By: /s/ EUGENE GRIN
Name: C. Neil Beer	Name: Eugene Grin, Director
Title: Chief Executive Officer	Address:	LAURUS MASTER FUND, LTD.
Address: 10905 Technology Place		c/o Ironshore Corporate Services Ltd.
San Diego, California 92127		P.O. Box 1234 G.T., Queensgate House, South Church Street
Grand Cayman, Cayman Islands

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